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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2004

Tom Brown, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other Jurisdiction of incorporation or organization)

001-31308
(Commission File No.)

95-1949781
(I.R.S. Employer Identification No.)

555 Seventeenth Street, Suite 1850, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 260-5000
(Registrants' telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued June 28, 2004.

ITEM 9. REGULATION FD DISCLOSURE.

        On June 28, 2004, Tom Brown, Inc. ("TBI") and its subsidiary Tom Brown Resources Funding Corp. ("TBRFC" and, together with TBI, the "Issuers") issued a press release announcing that the consent solicitation commenced in connection with the tender offer for their outstanding units (the "Units") expired at 5:00 p.m., New York City time, on June 25, 2004 (the "Consent Date"). The press release announced that the Issuers have accepted for purchase approximately 215,700 Units, representing approximately 96% of the total Units outstanding as of the Consent Date, and that initial settlement and payment for Units validly tendered as of the Consent Date is expected to be made on June 28, 2004. The press release also announced that the Issuers have received the requisite consents of holders of a majority in principal amount of the notes comprising the Units to amend the indentures governing the Units as proposed in the consent solicitation. A copy of the press release is attached to this report as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOM BROWN, INC.
By:	/s/ MARY A. VIVIANO Mary A. Viviano Secretary

Date: June 30, 2004

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  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
  ITEM 9. REGULATION FD DISCLOSURE.
SIGNATURES